UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/08/2005

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
333-97427	JOHNSONDIVERSEY, INC. Delaware 8310 16th Street Sturtevant, Wisconsin 53177-0902 (262) 631-4001	39-1877511
333-108853	JOHNSONDIVERSEY HOLDINGS, INC. Delaware 8310 16th Street Sturtevant, Wisconsin 53177-0902 (262) 631-4001	80-0010497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On April 8, 2005, JohnsonDiversey, Inc. (the "Company") amended its Credit Agreement, dated as of May 3, 2002, as amended by Amendment No. 1 dated as of August 6, 2003 and as further amended by Amendment No. 2 dated as of February 24, 2004, among the Company, JohnsonDiversey Canada, Inc., Johnson Diversey Holdings II B.V. and Johnson Professional Co., Ltd, as borrowers, JohnsonDiversey Holdings, Inc., Citicorp USA, Inc., as administrative agent for the lenders and issuers, Goldman Sachs Credit Partners L.P., as syndication agent for the lenders and issuers, and J.P Morgan Chase Bank N.A. (as successor in interest to Bank One, NA), ABN Amro Bank N.V., Royal Bank of Scotland plc, New York Branch, and General Electric Capital Corporation, as co-documentation agents for the lenders and issuers.

Amendment No. 3, Consent and Waiver to Credit Agreement, dated as of April 8, 2005, amended certain financial covenants, including the maximum leverage ratio, minimum interest coverage ratio and annual capital expenditure limits, as well as certain other provisions, and is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1 - Amendment No. 3, Consent and Waiver to Credit Agreement, dated as of April 8, 2005, among JohnsonDiversey, Inc., JohnsonDiversey Canada, Inc., Johnson Diversey Holdings II B.V. and Johnson Professional Co., Ltd, as borrowers, JohnsonDiversey Holdings, Inc. and Citicorp USA, Inc., as administrative agent.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOHNSONDIVERSEY, INC.

Date: April 12, 2005.	By:	/s/ Clive A. Newman
Clive A. Newman
Vice President and Corporate Controller

JOHNSONDIVERSEY HOLDINGS, INC.

Date: April 12, 2005.	By:	/s/ JoAnne Brandes
JoAnne Brandes
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-10.1	Amendment No. 3, Consent and Waiver to Credit Agreement, dated as of April 8, 2005